Exhibit 21



                     CUC International Inc. and Subsidiaries

                     Exhibit 21--Subsidiaries of the Company





                         Subsidiary                    State of Incorporation
                         ----------                    ----------------------

          FISI*Madison Financial Corporation                Tennessee
          Benefit Consultants, Inc.                         Delaware
          Entertainment Publications, Inc.                  Michigan
          Interval International, Inc.                      Florida